Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to the Amended and Restated 2009 Stock Incentive Plan of SteadyMed Ltd. of our report dated March 29, 2017 with respect to the consolidated financial statements of SteadyMed Ltd., included in SteadyMed Ltd’s Annual Report on Form 10-K (File No. 001-36889) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

Tel-Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer

March 29, 2017	A Member of Ernst & Young Global